Exhibit 15

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (I) PURSUANT TO REGISTRATION UNDER THE ACT OR (II) IN COMPLIANCE WITH AN EXEMPTION THEREFROM AND ACCOMPANIED, IF REQUESTED BY THE COMPANY, WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH AN EXEMPTION THEREFROM (UNLESS SUCH TRANSFER IS TO AN AFFILIATE OF THE HOLDER).

CV SCIENCES, INC.

WARRANT TO PURCHASE COMMON STOCK

FOR VALUE RECEIVED, CV Sciences, Inc., a Delaware corporation (the “Company”), hereby grants to Bart Mackay, an individual (“Holder”), the right to purchase 100,000 shares of the Company’s Common Stock (“Shares”). The exercise price per Share (the “Purchase Price”) of the warrants granted hereby shall equal $0.368 per Share. The Purchase Price and the number of Shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant. This Warrant may be exercised at any time and from time to time (the “Exercise Period”) prior to the five (5) year anniversary of the date hereof (the “Expiration Date”). This Warrant shall expire and be of no further force or effect at the earlier of the time when it has been exercised or 5:00 p.m., California time, on the Expiration Date.

1.	Exercise of Warrant.

a.                This Warrant may be exercised at any time and from time to time by the Holder during the Exercise Period.

b.                The Holder shall exercise this Warrant by surrendering this Warrant, together with a Notice of Exercise in the form appearing at the end hereof properly completed and duly executed by the Holder or on behalf of the Holder by the Holder’s duly authorized representative, to the Company at its principal executive office (or at the office of the agency maintained for such purpose). The Warrants may be exercised at any time prior to expiration by providing ten (10) day notice to the Company.

c.                In the event of an exercise of this Warrant, certificates for the Shares purchased pursuant to such exercise shall be delivered to the Holder within ten (10) days of receipt of such notice and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such ten day period. Upon receipt by the Company of this Warrant and such Notice of Exercise, together with the applicable aggregate Purchase Price, the Holder shall be deemed to be the holder of record of the Shares purchased pursuant to such exercise, notwithstanding that certificates representing such Shares shall not then be actually delivered to the Holder or that such Shares are not then set forth on the stock transfer book of the Company.

2. Net Exercise. In lieu of cash exercising this Warrant, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant to the Company together with notice of such election, in which event the Company shall issue to the Holder hereof a number of Shares computed using the following formula:

Y (A - B)

X =           A

Where:

X -- The number of Shares to be issued to the Holder.

Y -- The number of Shares purchasable under this Warrant.

A -- The fair market value of one Share.

B -- The Purchase Price (as adjusted to the date of such calculations).

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For purposes of this Section 2, the fair market value of a Share shall mean the average of the closing bid and asked prices of Shares quoted in the over-the-counter market in which the Shares are traded or the closing price quoted on any exchange on which the Shares are listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange). If the Shares are not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per Share that the Company could obtain from a willing buyer for Shares sold by the Company from authorized but unissued Shares, as such prices shall be determined in good faith by the Company’s Board of Directors.

3. Adjustments.

a.                Stock Dividends - Split Ups.  If, after the date hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock. No fractional shares will be issued.

b.                Aggregation of Shares.  If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock. No fractional shares shall be issued.

c.                Adjustments in Exercise Price.  Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted as described above, the Purchase Price shall be adjusted (to the nearest cent) by multiplying such Purchase Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

d.                Replacement of Securities upon Reorganization, etc.  In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by adjustments described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Holder would have received if such Holder had exercised his, her or its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by stock dividends, stock splits or an aggregation of shares, then such adjustment shall be made as described above.  The provisions relating to the adjustments in exercise price shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

e.                Notices of Changes in Warrant.  Upon every adjustment of the Purchase Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Holder, which notice shall state the Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Upon the occurrence of any event specified above, then, in any such event, the Company shall give written notice to each Holder, at the last address set forth for such holder in the warrant register, of the record date or the effective date of the event.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

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4. Covenants.

a. No Impairment. The Company will not, by amendment of its charter as in effect on the date hereof or through any reorganization, recapitalization, transfer of all or a substantial portion of its assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but will at all times in good faith assist in carrying out all the provisions of this Warrant and in taking all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock obtainable upon the exercise of this Warrant and (b) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant.

b. Reservation of Shares. So long as the Warrant shall remain outstanding, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized capital stock, for the purpose of issuance upon exercise of the Warrant, the full number of shares of Common Stock then issuable upon exercise of the Warrant. If the Common Stock shall be listed on any national stock exchange, the Company at its expense shall include in its listing application all of the shares of Common Stock issuable upon exercise of the Warrant at any time, including as a result of adjustments in the outstanding Common Stock or otherwise.

c. Validity of Shares. All shares of Common Stock issuable upon exercise of this Warrant will be duly and validly issued, fully paid and non-assessable and will be free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws, and will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic stock exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

d. Notice of Certain Events. If at any time, (1) the Company shall declare any dividend or distribution payable to the holders of its Common Stock, (2) the Company shall offer for subscription pro rata to the holders of Common Stock any additional shares of capital stock of any class or any other rights, (3) there shall be any recapitalization of the Company or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization, or, if sooner, promptly following any agreement to do any of the foregoing, or (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases, the Company shall give the registered Holder of this Warrant ten days’ prior written notice (or such other time period set forth in the Company’s Articles of Incorporation).

5.  Legend. Each certificate for Shares issued upon the exercise of the Warrant, each certificate issued upon the direct or indirect transfer of any Shares and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant shall be stamped or otherwise imprinted with legends in substantially the form set forth on the face of this Warrant.

6.  Ownership of Warrants. The Company may treat the person in whose name any Warrant is registered on the register kept at the principal executive office of the Company (or at the office of the agency maintained for such purpose) as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary. Subject to the preceding sentence, a Warrant, if properly assigned, may be exercised by a new holder without a new warrant first having been issued.

7.  Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the principal executive office of the Company (or at the office of the agency maintained for such purpose), the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

8.  Remedies. In the event of a breach by the Company of any of its obligations under this Warrant, the Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of its breach of any of the provisions of this Warrant.

9.  No Liabilities or Rights as a Stockholder. Nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Until the exercise of this Warrant, the Holder shall not have nor exercise any rights by virtue hereof as a stockholder of the Company. Notwithstanding the foregoing, in the event (a) the Company effects a split of the Common Stock by means of a stock dividend and the Purchase Price of and the number of Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (b) the Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

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10.  Permits and Taxes. The Company shall, at its own expense, apply for and obtain any and all permits, approvals, authorizations, licenses and orders that may be necessary for the Company lawfully to issue the Shares on exercise of this Warrant. On exercise of this Warrant, the Company shall pay any and all issuance taxes that may be payable in respect of any issuance or delivery of the Shares. The Company shall not, however, be required to pay, and Holder shall pay, any tax that may be payable in respect of any transfer involved in the issuance and delivery of the Shares in a name other than that of Holder, and no such issuance and delivery shall be made unless and until the person requesting such issuance shall have paid to the Company the amount of any such tax or shall have established to the Company’s reasonable satisfaction that such tax has been paid.

12.  Acquisition for Own Account. The Holder is acquiring this Warrant with its own funds, for its own account, not as a nominee or agent. The Holder is purchasing or will purchase this Warrant for investment for an indefinite period and not with a view to any sale or distribution thereof, by public or private sale or other disposition.

13.  Section Headings. The section headings in this Warrant are for convenience of reference only and shall not constitute a part hereof.

14.  Amendments or Waivers. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

15.  Counterparts. This Warrant may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

16.  Severability. The provisions of this Warrant will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Warrant, as applied to any party or to any circumstance, is adjudged by a court or other governmental body not to be enforceable in accordance with its terms, the parties agree that the court or governmental body making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

17.  Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the Holder and its assigns, and shall be binding upon any entity succeeding to the Company by consolidation, merger or acquisition of all or substantially all of the Company’s assets. The Company may not assign this Warrant or any rights or obligations hereunder without the prior written consent of the Holder. Holder may assign this Warrant without the Company’s prior written consent.

18.  Transfer. Subject to the restrictions on transfer set forth on the face of this Warrant, this Warrant and all rights hereunder may be transferred, in whole or in part, upon surrender of this Warrant with a properly executed assignment at the principal executive office of the Company.

19.  Governing Law. This Warrant and the performance of the transactions and obligations of the parties hereunder shall be construed and enforced in accordance with and governed by the laws, other than the conflict of laws rules, of the State of Delaware.

Dated: July 6, 2016	CV SCIENCES, INC.

	By:	/s/ Michael Mona, Jr.
	Name:	Michael Mona, Jr.
	Title:	President and CEO

Agreed and Accepted:

By:	/s/ Bart Mackay
Name:	Bart Mackay

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NOTICE OF EXERCISE

(To be completed and signed only on

an exercise of the Warrant.)

TO: CV Sciences, Inc.

RE: Common Stock Purchase Warrant (7/6/2016) (the “Warrant”)

1.	The undersigned hereby elects to purchase _________ shares of ____________ pursuant to the terms of the attached Warrant.

2.	Method of Exercise (Please initial the applicable blank):

___	The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

___	The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 2 of the Warrant.

3.	The undersigned hereby requests that the certificates for the Shares issuable upon this exercise of the Warrant be issued in the name(s) and delivered to the address(es) as follows:

Dated:_________________________

______________________________________

Signature of Holder

 ______________________________________

Print Name of Holder (name must conform in all respects to name of Holder as specified in the face of the Warrant)

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